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                                                                   EXHIBIT 10.11

                               JO-ANN STORES, INC.
                           1996 STOCK OPTION PLAN FOR
                             NON-EMPLOYEE DIRECTORS

                            EFFECTIVE: JUNE 12, 1996

                  1. PURPOSE. This 1996 Stock Option Plan for Non-Employee Directors (the "Plan") is designed to enable Fabri-Centers of America, Inc. (the "Company"), through the grant of options, to continue to attract and retain highly qualified non-employee directors and to provide additional incentive to those directors through increased stock ownership. The Plan, upon becoming effective by reason of its approval by the Company's shareholders, replaces the 1988 Stock Option Plan for Non-Employee Directors (the "Predecessor Plan") except any option previously granted under the Predecessor Plan will remain available for exercise under the terms of the Predecessor Plan.

                  2. ADMINISTRATION. The Plan shall be administered by a committee consisting of not less than two directors of the Company (the "Committee"), to be appointed by, and to serve during the pleasure of, the Board of Directors of the Company. No non-employee director may be appointed or serve as a member of the Committee. Subject to the terms of the Plan, the Committee shall have full power and authority to interpret the provisions and supervise the administration of the Plan. All decisions by the Committee pursuant to the provisions of the Plan shall be final.

                  3. PARTICIPATION IN THE PLAN. Each director of the Company who is not an employee of the Company or any of its subsidiaries shall be a participant in the Plan.

                  Each newly elected non-employee director of the Company shall automatically be granted, on the date of his or her election to the Board of Directors, an option to purchase 7,500 Class A shares and 7,500 Class B shares of the Company's Common Stock at the option price set forth in Section 5.




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                  Each continuing non-employee director of the Company shall automatically be granted, upon approval of this Plan and at the end of each Year (as defined herein) thereafter, an option to purchase the number of Class A shares and Class B shares of the Company as follows:

                  (i) 2,000 Class A shares for each continuous Year of service as a non-employee director completed through and including February 1, 1997 less the number of shares of the Company's Common Stock originally purchasable upon exercise of any options awarded to such director for continuous service under the Predecessor Plan and the Plan; and

                  (ii) 1,500 Class A shares and 1,500 Class B shares for each continuous Year of service as a non-employee director completed after February 1, 1997 less the number of shares of the Company's Common Stock originally purchasable upon exercise of any options awarded to such director for continuous service under the Plan.

                  The option price for any option granted pursuant to the immediately preceding sentence shall be as set forth in Section 5.

                  For purposes of this paragraph a Year shall be the period beginning on the date of each Annual Meeting of Shareholders held on or after June 5, 1989 and ending on the date of the next succeeding Annual Meeting of Shareholders; provided, however, that the last such period shall constitute a Year of Service only if the director is re-elected, if his term expired, at the Annual Meeting of Shareholders held on the last day of such period.

                  The number of shares to be granted to each non-employee director and the timing of the grants set forth in this Section 3, and the option price set forth in Section 5, shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

                  4. SHARES SUBJECT TO THE PLAN. The shares subject to the Plan shall be shares of the Company's Common Stock, without par value, and may be authorized but unissued shares or treasury shares. The total number of shares that may be delivered upon the exercise of all options granted under the Plan may not exceed 124,000 Class A shares and 100,000 Class B shares subject, however, to adjustment as provided in Section 11.

                  5. OPTION PRICE. The option price shall be 100% of the fair market value of the shares on the date the option is granted. In no event may previously unissued shares be issued at a price less than that


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permitted by the Ohio General Corporation Law. For purposes of this Plan, the
"fair market value" of shares on any date shall be the mean between the high and low sale prices of the shares as reported for New York Stock Exchange-Composite Transactions on that date or, if no shares are traded on that date, the next preceding date on which trading occurred. In the event that the shares cease to be traded on the New York Stock Exchange, the "fair market value" of the shares shall be determined in the manner prescribed by the Committee.

                  6. EXERCISE OF OPTIONS. Except as otherwise provided in
Section 7, an option may be exercised only while the optionee remains a director of the Company. No option granted under the Plan may be exercised prior to the completion of one year of continuous service as director of the Company after the date of grant, unless an option is accelerated as provided in this section, nor, under any circumstances, later than the expiration date of the option. Options granted under the Plan shall become exercisable in increments of one-fourth of the total shares subject to the option upon completion of each of four successive one-year periods of continuous service after the date of grant. If a one-fourth installment of the number of shares subject to the option would otherwise include a fraction of a share, that installment (unless it is the last installment) shall be rounded up to the next larger number of full shares. Each option shall terminate on the date that is ten years following the date of grant.

                  In the event of a Change in Control (as defined below), any outstanding option or any portion of an outstanding option shall become immediately exercisable. The Board shall give the optionee written notice of such acceleration and the reasons therefor.

                  For purposes of this Agreement, a Change in Control shall have occurred if at any time any of the following events occurs: (a) a report if filed with the Securities and Exchange Commission (the "SEC") on Schedule 13D or
Schedule 14D-1 (or any successor schedule, form, or report), each as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), disclosing that any "person" (as the term "person" is used in Section 13(d) or Section 14(d)(2) of the Exchange Act) is or has become a beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; provided, however, that the term "person" shall not include any "affiliate" of the Company (as the term "affiliate" is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) or any individual who is considered to own stock of the Company owned, directly or indirectly, by an "affiliate" under


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the rules of Section 267(c)(2) of the Internal Revenue Code of 1986, as amended;
(b) the Company files a report or proxy statement with the SEC pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-K thereunder or Item
5(f) of Schedule 14A thereunder that a Change in Control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; (c) the Company is merged or consolidated with another corporation and, as a result thereof, securities representing less than 50% of the combined voting power of the surviving or resulting corporation's securities (or of the securities of a parent corporation in case of a merger in which the surviving or resulting corporation becomes a wholly-owned subsidiary of the parent corporation) are owned in the aggregate by holders of the Company's securities immediately prior to such merger or consolidation; or (d) during any period of 24 consecutive months, individuals who were Directors of the Company at the beginning of such period cease to constitute at least a majority of the Company's Board of Directors; provided, however, that a person shall not be considered to be a new director if that person is nominated or elected as a Director by a vote of at least two-thirds of the Directors of the Company who were Directors at the beginning of such 24 month period.

                  In the event of the retirement of a director (including, for purposes of this Plan, a determination not to stand for election for another term after the expiration of his or her present term) after more than ten years of continuous service as a director, any outstanding option or options of such director shall, following the announcement of the proposed retirement, become immediately exercisable; provided, however, that no acceleration shall be made of any option granted within the prior twelve-month period. The optionee may exercise his or her option only as specified in Section 7 or this Section 6; provided, however, that the exercise of any option or installment accelerated pursuant to the terms of this paragraph shall be conditioned upon the retirement of the director.

                  7. EXERCISE OF OPTIONS AFTER TERMINATION OF SERVICE. When an optionee ceases to be a director of the Company for any reason, that optionee shall continue to have the right to exercise an outstanding option during the three-month period immediately following the date of termination of such service. Options shall be treated as outstanding for this purpose to the extent that any exercisable installment has not been exercised or otherwise terminated prior to the date of termination.


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                  8. NOTICE OF GRANT. When a non-employee director is granted an option under the Plan, the Committee shall promptly cause that director to be notified in writing of the nature of the grant and the terms of the option. The date on which the Director is elected or the date of the Annual Meeting of Shareholders shall be considered to be the date on which the option is granted.

                  9. NOTICE OF EXERCISE; PAYMENT FOR SHARES; WITHHOLDING TAX ELECTION. An option shall be considered to be exercised when the optionee notifies the Company in writing of his intention to do so and tenders payment of the option price in full. Payment of the option price may be made in cash, by delivery of shares of the Company's Common Stock (taken at their fair market value on the date of exercise, as defined in Section 5), or partly in cash, and partly in shares at the election of the optionee. No optionee shall have the right to vote or to receive dividends on shares purchased upon exercise of an option until he has paid the option price in full.

                  An optionee may satisfy, in whole or in part, any withholding tax obligation that may arise in connection with the exercise of an option by delivering Common Stock to the Company, or by having the Company retain a portion of the Common Stock subject to the option, with a fair market value of up to the amount of the withholding tax obligation. The fair market value of the Common Stock to be delivered or retained shall be determined as of the date immediately preceding the date on which the amount of the withholding tax obligation is determined.

                  10. ASSIGNABILITY. An option granted under the Plan may not be transferred other than by will or by the laws of descent and distribution and is exercisable during an optionee's lifetime only by him.

                  11. ADJUSTMENTS UPON CHANGES IN SHARES. In the event of any change in the shares subject to the Plan or to any option granted under the Plan by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, exchange of shares, or other change in the corporate structure of the Company, the aggregate number of shares as to which options may thereafter be granted under the Plan, the number of shares subject to each outstanding option, the option price for shares subject to each outstanding option, and the number of shares specified in Section 3 shall be appropriately adjusted by the Committee.

                  12. PURCHASE FOR INVESTMENT. Each director receiving shares upon exercise of an option may be required by the Company to furnish a representation that he is acquiring the shares as an investment and not with a view to distribution if the Company, in its sole discretion, determines that the representation is required to ensure


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that the resale or other disposition of the shares would not violate the
Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws. The Company reserves the right to place any legend or other symbol on certificates for shares delivered pursuant to the Plan, and to issue any stop transfer or similar instructions to the transfer agent, that the Company deems necessary and proper to assure compliance with any such representation.

                  13. COMPLIANCE WITH SECURITIES LAWS. No certificate for shares shall be delivered upon exercise of an option until the Company has taken any action that is required to comply with the provisions of the 1933 Act, the Exchange Act, and any applicable state securities laws and with the requirements of any exchange on which the Company's Common Stock may, at the time, be listed.

                  14. EFFECTIVE DATE. The Plan was adopted by the Board of Directors on March 13, 1996, and such action shall be submitted to the Company's shareholders for their approval at the next annual meeting following that date. No option shall be granted prior to approval of the Plan by shareholders. If the shareholders do not approve the Plan on or before March 12, 1997, the Plan shall terminate.

                  15. DURATION AND TERMINATION OF THE PLAN. The Plan shall remain in effect until March 12, 2006 and shall then terminate, unless terminated at an earlier date by action of the Board of Directors. Except as provided in Section 14, termination of the Plan shall not affect options previously granted.


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